Power of Attorney

I, Meyer Feldberg, the undersigned Trustee of O'Connor Fund of Funds:  Multi-Strategy (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Meyer Feldberg
	Name:	Meyer Feldberg
	Title:	Trustee

Dated as of February 23, 2011

Power of Attorney

I, George W. Gowen, the undersigned Trustee of O'Connor Fund of Funds:  Multi-Strategy (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ George W. Gowen
	Name:	George W. Gowen
	Title:	Trustee

Dated as of February 24, 2011
Power of Attorney

I, Stephen H. Penman, the undersigned Trustee of O'Connor Fund of Funds:  Multi-Strategy (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Stephen H. Penman
	Name:	Stephen H. Penman
	Title:	Trustee

Dated as of February 14, 2011